SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------




                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 4, 2003



                            HFB FINANCIAL CORPORATION
                            -------------------------
             (Exact name of Registrant as specified in its charter)


         Tennessee                       0-20956                 61-1228266
         ---------                       -------                 ----------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)

               1602 Cumberland Avenue, Middlesboro, Kentucky 40965
               ---------------------------------------------------
                    (Address of principal executive offices)


                                 (606) 248-1095
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

Item 9. Second Quarter Earnings Release.
----------------------------------------

           HFB Financial Corporation Announces Second Quarter earnings

                                  PRESS RELEASE
                                 August 4, 2003
                             Second Quarter Earnings

David B. Cook, President and Chief Executive Officer of HFB Financial Corporation announced today, earnings of $617,000 for the quarter ended June30, 2003, as compared to earnings of $650,000 for the previous quarter ended March 31, 2003. Basic and diluted earnings per share were $0.49 per share as compared to basic earnings of $0.52 per share and diluted earnings per share of $0.51 for the previous quarter ended March 31, 2003. The Corporation had 1,301,101 shares of common stock outstanding at June 30, 2003.

HFB Financial Corporation is the holding company for Home Federal Bank Corporation, a state chartered commercial bank with assets totaling $259.5 million at June 30, 2003. Home Federal which was founded in 1920, has full service offices in the communities of Middlesboro Kentucky, Harlan Kentucky, New Tazewell Tennessee and Jacksboro Tennessee.

Contact:          Stanley Alexander, Jr.  606-248-1095


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                     HFB FINANCIAL CORPORATION


Date:   August 8, 2003               By:   /s/ David B. Cook
                                           -------------------------------------
                                           David B. Cook
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)